TCF
Equity Funds
Form N-SAR for the period ended April 30, 2013


Item 77 Q1. Other Exhibits

Amendment to the Investment Management Agreement

On April 12, 2013, under Conformed Submission 485BPOS, accession number
, 0000930413-13-002212, a copy of the Form of Amendment dated April
10, 2013 (the Amendment) to the Amended Investment Management Agreement between Teachers Advisors, Inc. and the TIAA-CREF Funds (the Trust) was previously filed with the SEC as exhibit 99.D(57) to the Trust's Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.